Exhibit 10.31

AMENDMENT TO LOAN AGREEMENT

THIS AMENDMENT No. 3 (the “Amendment”) to the AMENDED AND RESTATED LOAN AGREEMENT (the “Agreement”) by and between Owl Rock Feeder FIC ORCIC Debt LLC, a Delaware limited liability company (“Lender”) and Owl Rock Core Income Corp., a Maryland corporation (the “Borrower”) is made, entered into and effective as of March 8, 2022 (the “Effective Date”).

RECITALS

WHEREAS, capitalized terms used but not defined herein, have the meaning given thereto in the Agreement; and

WHEREAS, the parties desire to enter into this Amendment to modify the manner in which interest is calculated.

AGREEMENTS

NOW THEREFORE, in consideration of the mutual covenants hereinafter contained, it is hereby agreed as follows:

1.
Paragraph 5 of the Agreement is hereby amended and restated in its entirety as follows:

Interest.

a.
Advances made under the Revolving Note prior to May 12, 2021 shall bear interest at a rate equal to the lesser of (i) the rate of interest for a LIBOR-Based Advance or (ii) the rate of interest for a Prime-Based Advance under the Loan and Security Agreement, dated as of February 20, 2020, as amended or supplemented from time to time (the “EWB Agreement”), by and among Owl Rock Capital Advisors LLC, as borrower, East West Bank, as Administrative Agent, Issuing Lender, Swingline Lender, and a Lender and Investec Bank PLC, as a Lender. Interest shall be calculated in the same manner as set forth in the EWB Agreement for a LIBOR-Based Advance or Prime-Based Advance as applicable.
b.
Advances made under the Revolving Note on or after May 12, 2021 but prior to March 8, 2022 shall bear interest at a rate equal to the lesser of (i) the rate of interest for an ABR Loan or (ii) the rate of interest for a Eurodollar Loan under the Credit Agreement dated as of April 15, 2021, as amended or supplemented from time to time (the “MUFG Agreement”), by and among Owl Rock Capital Advisors LLC, as Borrower, the several lenders from time to time party thereto, MUFG Union Bank, N.A., as Collateral Agent and MUFG Bank, Ltd., as Administrative Agent.
c.
Advances made under the Revolving Note on or after March 8, 2022 shall bear interest at a rate equal to the lesser of (i) the rate of interest for a SOFR Loan or (ii) the rate of interest for an ABR Loan under the Credit Agreement dated as of December 7, 2021, as amended or supplemented from time to time (the “MUFG Agreement”), by and among Blue Owl Finance LLC, as Borrower, Blue Owl Capital Holdings LP and Blue Owl Capital Carry LP as Parent Guarantors, the Subsidiary Guarantors party thereto, Bank of America, N.A., as Syndication Agent, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association

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and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents and MUFG Bank, Ltd., as Administrative Agent.
d.
The particular interest rate for each Advance shall be set forth on Schedule A to the Revolving Note and shall be prima facie evidence of the interest rate for such Advance.

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IN WITNESS WHEREOF, each of the Borrower and Lender have caused this Amendment to be executed and delivered by its respective duly authorized officer, as of the date first shown above.

Owl Rock Core Income Corp.

By: __/s/ Bryan Cole_____________

Name: Bryan Cole
Title: Chief Financial Officer

Owl Rock Feeder FIC ORCIC Debt LLC

By: ___/s/ Alan Kirshenbaum______

Name: Alan Kirshenbaum
Title: Chief Financial Officer of Owl Rock Feeder FIC LLC, Sole Member

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